                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549


                                      FORM 8-K


                                   CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)       January 16, 1998
                                                       ----------------

                         Miami Computer Supply Corporation
               (Exact name of registrant as specified in its charter)

          Ohio                          000-21561                31-1001529
          ----                          ---------                ----------
(State or other jurisdiction       (Commission File Number)    (IRS Employer
      of incorporation)                                      Identification No.)


4750 Hempstead Station Drive, Dayton, Ohio                         45429
------------------------------------------                         -----
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (937) 291-8282
                                                     --------------

N/A
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On January 16, 1998, Miami Computer Supply Corporation (the "Company"), through a newly created wholly-owned subsidiary established for that purpose, closed its acquisition of the outstanding common stock of Minnesota Western/Creative Office Products, Inc. ("MW") in a forward subsidiary merger accounted for as a purchase business combination. The underlying assets acquired primarily included cash, accounts receivable, inventories and property and equipment while the primary liabilities assumed included accounts payable, bank debt, customer deposits and accrued liabilities related to the ongoing business. The purchase price for the acquisition comprised $12,000,000 in cash, 881,703 shares of the Company's common stock with a market value of $12,343,842 and related out-of-pocket expenses. The cash portion of the purchase price was funded from the Company's existing lending arrangement with National City Bank of Dayton, Dayton Ohio.

Other than these transactions, there is no material relationship between the Company and MW or its stockholders.

MW is primarily engaged in selling audio and visual equipment and supplies and designing audio/visual systems.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS AND PRO FORMA DATA:

The audited financial statements of MW as of and for the eleven month period ended September 30, 1997 and as of October 31, 1996 and for each of the two years in the period then ended required by this Item are included herein on pages 3 through 12 of this Form 8-K.

The Unaudited Pro Forma Financial Information required by this Item is included on pages 13 through 17 of this Form 8-K. The Unaudited Pro Forma Financial Information assume that the acquisition occurred, with respect to the September 30, 1997 balance sheet information on September 30, 1997, and with respect to the statement of operations information at the beginning of each respective period.

The Unaudited Pro Forma Financial Information is not intended to be indicative of the financial position or results of operations had the acquisition actually occurred on the dates indicated.

The unaudited pro forma balance sheet reflects the allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed, with the residual being allocated to goodwill. While the Company will undertake a more in depth evaluation of the fair value of the net assets acquired, it is not expected to differ materially from the purchase price allocation included herein.

The unaudited pro forma statements of operations reflect the effects of the purchase allocation described above and the resultant amortization and additional interest expense associated with the cash used to fund the acquisition, along with other adjustments directly attributable to the transaction.

EXHIBITS:

EXHIBITS:
     Exhibit Number           Description
     2(i)                     Agreement and Plan of Reorganization
                              ("Agreement"), dated as of November 21, 1997, by and among the Company, Minnesota Western/Creative
                              Office Products, Inc., MCSC California
                              Acquisition Corporation (a wholly owned subsidiary of the Company), and the named stockholders of Minnesota/Creative Office Products, Inc.

     2(ii) Addendum and Amendment to the Agreement and Plan of Reorganization dated as of January 16, 1998, by and among the Company, Minnesota Western/Creative Office Products, Inc., MCSC California
                              Acquisition Corporation (a wholly owned subsidiary of the Company), and the named stockholders of Minnesota/Creative Office Products, Inc.

     20(i) Press Release issued by the Company on November 21, 1997 with respect to the Execution of the Agreement.

     20(ii) Press Release issued by the Company on January 20, 1998 with respect to the closing of the Agreement.

     20(iii) Press Release issued by the Company on January 12, 1998 with respect to the $50 million Credit Facility.

                         REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
 of Miami Computer Supply Corporation


In our opinion, the accompanying balance sheet and the related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Minnesota Western/Creative Office Products, Inc. at September 30, 1997 and October 31, 1996, and the results of its operations and its cash flows for the eleven months ended September 30, 1997 and the years ended October 31, 1996 and 1995 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP
Cincinnati, Ohio
November 14, 1997

MINNESOTA WESTERN/CREATIVE OFFICE PRODUCTS, INC.
BALANCE SHEET
--------------------------------------------------------------------------------



                                                                   SEPTEMBER 30,         OCTOBER 31,
                                                                       1997                 1996
                                                                       ----                 ----
Current assets:
  Cash and cash equivalents                                         $        150       $    298,256
  Accounts receivable, net of allowance for doubtful
     accounts of $89,257 and $60,000, respectively (Note B)            7,035,720          5,302,095
  Inventory                                                            5,870,910          4,622,916
  Prepaid expenses and other current assets                              130,827             94,376
                                                                    ------------       ------------
       Total current assets                                           13,037,607         10,317,643

Property and equipment, net (Note C)                                   1,830,039          1,262,306
Other assets                                                             300,336            144,956
                                                                    ------------       ------------
       Total assets                                                 $ 15,167,982       $ 11,724,905
                                                                    ------------       ------------
                                                                    ------------       ------------

Current liabilities:
  Current portion of long-term debt (Note F)                        $    223,126       $    182,589
  Accounts payable                                                     4,819,959          4,017,628
  Customer deposits                                                      463,880            353,527
  Line of credit (Note E)                                              4,247,193          2,755,173
  Accrued expenses                                                       984,327            778,676
                                                                    ------------       ------------
     Total current liabilities                                        10,738,485          8,087,593
  Long-term debt, net of current portion (Note F)                        571,592            470,076
                                                                    ------------       ------------
       Total liabilities                                              11,310,077          8,557,669
                                                                    ------------       ------------

Commitments and contingencies (Note J)                                         -                  -

Stockholders' equity:
  Common stock, par value $10 per share; 10,000 shares
     authorized; 1,050 shares issued and outstanding                      10,500             10,500
  Paid-in capital                                                         40,604             40,604
  Retained earnings                                                    3,806,801          3,116,132
                                                                    ------------       ------------
       Total stockholders' equity                                      3,857,905          3,167,236
                                                                    ------------       ------------
       Total liabilities and stockholders' equity                   $ 15,167,982       $ 11,724,905
                                                                    ------------       ------------
                                                                    ------------       ------------


     The accompanying notes are an integral part of these financial statements.

MINNESOTA-WESTERN/CREATIVE OFFICE PRODUCTS, INC.
STATEMENT OF INCOME AND RETAINED EARNINGS
--------------------------------------------------------------------------------

                                             ELEVEN MONTHS
                                                 ENDED              YEAR ENDED OCTOBER 31,
                                          SEPTEMBER 30, 1997         1996          1995
                                          ------------------         ----          ----
Revenues                                  $       45,964,006  $  40,065,289  $  33,200,744
Cost of revenues                                  31,994,661     27,381,581     23,187,101
                                          ------------------  -------------  -------------
Gross margin                                      13,969,345     12,683,708     10,013,643
Selling, general and administrative
  expenses                                        11,989,658     10,945,345      9,358,775
                                          ------------------  -------------  -------------
     Income from operations                        1,979,687      1,738,363        654,868
Other income and expense
  Interest expense                                   329,751        285,521        198,529
  Other income                                       178,845         92,349         38,895
                                          ------------------  -------------  -------------
Income before income taxes                         1,828,781      1,545,191        495,234
Income taxes (Note G)                                 34,900         23,700          9,800
                                          ------------------  -------------  -------------
Net income                                         1,793,881      1,521,491        485,434
Retained earnings - beginning of period            3,116,132      2,267,736      1,932,302
Distributions                                     (1,103,212)      (673,095)      (150,000)
                                          ------------------  -------------  -------------
Retained earnings - end of period         $        3,806,801  $   3,116,132  $   2,267,736
                                          ------------------  -------------  -------------
                                          ------------------  -------------  -------------


      The accompanying notes are an integral part of these financial statements.

MINNESOTA WESTERN/CREATIVE OFFICE PRODUCTS, INC.
STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                                       ELEVEN MONTHS
                                                           ENDED             YEAR ENDED OCTOBER 31,
                                                    SEPTEMBER 30, 1997         1996          1995
                                                    ------------------         ----          ----
Cash flows from operating activities:
  Net income                                        $        1,793,881  $   1,521,491  $     485,434
  Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation and amortization                           308,688        233,927        147,774
  (Increase) decrease in:
     Accounts receivable                                    (1,733,625)      (907,481)    (1,142,341)
     Inventory                                              (1,247,994)      (692,316)    (1,270,277)
     Prepaid expenses and other assets                        (191,831)       (41,134)        49,618
  (Decrease) increase in:
     Accounts payable                                          802,331        447,883        644,979
     Accrued expenses                                          205,651        271,888       (136,151)
     Customer deposits                                         110,353         45,601        307,926
                                                    ------------------  -------------  -------------
      Net cash provided (used) by operating
      activities                                                47,454        879,859       (913,038)
                                                    ------------------  -------------  -------------

Cash flows from investing activities:
  Purchase of property and equipment                          (793,268)      (354,290)      (835,445)
                                                    ------------------  -------------  -------------
Cash flows from financing activities:
  Proceeds from borrowings                                  19,207,410     14,565,422      2,093,415
  Principal payments on borrowings                         (17,656,490)   (14,217,701)      (284,420)
  Stockholder distributions                                 (1,103,212)      (673,095)      (150,000)
                                                    ------------------  -------------  -------------
      Net cash provided (used) by financing
      activities                                               447,708       (325,374)     1,658,995
                                                    ------------------  -------------  -------------
      Net (decrease) increase in cash                         (298,106)       200,195        (89,488)
Cash and cash equivalents, beginning of period                 298,256         98,061        187,549
                                                    ------------------  -------------  -------------
Cash and cash equivalents, end of period            $              150  $     298,256  $      98,061
                                                    ------------------  -------------  -------------
                                                    ------------------  -------------  -------------
Supplemental disclosures of cash flow information:
  Interest expense                                  $          329,751  $     285,521  $     198,529
  Income taxes                                      $           31,585  $      11,114  $      14,446



      The accompanying notes are an integral part of these financial statements.

MINNESOTA WESTERN/CREATIVE OFFICE PRODUCTS, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

Minnesota Western/Creative Office Products, Inc. (the "Company") is primarily engaged in selling audio and visual equipment and supplies. The Company also provides audio/visual systems design. Substantially all of the Company's operations are in California and Washington.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit and highly liquid investments with maturities of three months or less. Cash equivalents are carried at cost, which approximates fair value.

REVENUE RECOGNITION

Substantially all revenues are recognized when products are shipped. Revenues related to systems design projects are recognized when predetermined benchmarks are achieved and the customer has agreed to the achievement of the benchmarks. Customer deposits represent advance payments from customers.

INVENTORY

Inventory consists primarily of purchased audio and visual merchandise. Inventory is stated at the lower of cost or market. Cost is determined on the first-in, first-out basis.

INCOME TAXES

The Company, with the consent of its shareholders, has elected S Corporation status. In lieu of federal income taxes, the shareholders are taxed on the Company's taxable income; therefore, no provision for federal income taxes has been included in the financial statements. California assesses tax to S Corporations at a reduced rate.

Deferred California income taxes are provided for temporary differences arising from basis differences for financial reporting and tax purposes.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed on the straight-line method. Assets are depreciated over their estimated useful lives of five years for computer equipment, five to seven years for furniture and equipment and vehicles and five to ten years for leasehold improvements.

CONCENTRATION OF CREDIT RISK

The Company sells to a wide variety of customers (with no customer comprising more than 3% of sales for any period) and conducts substantially all of its operations in California and Washington. The Company grants credit to its customers, substantially all of whom are commercial establishments located in the vicinity of the operating locations. The Company monitors its credit risk using policies and procedures considered adequate by management.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reflected in the balance sheet for cash, accounts receivable and accounts payable approximate their respective fair values.

The carrying value of the Company's line of credit and long-term debt approximates the fair value because of the variable nature of the interest rates on these obligations.

NOTE B - ACCOUNTS RECEIVABLE

Accounts receivable consists of the following:

                                             SEPTEMBER 30,    OCTOBER 31,
                                                1997             1996
                                                ----             ----

Accounts receivable - trade                  $  6,449,168   $  5,188,097
Amounts due from suppliers                        675,809        173,998
Less:  Allowance for doubtful accounts            (89,257)       (60,000)
                                             ------------   ------------
                                             $  7,035,720   $  5,302,095
                                             ------------   ------------
                                             ------------   ------------

NOTE C - PROPERTY AND EQUIPMENT

Property and equipment are summarized as follows:

                                             SEPTEMBER 30,  OCTOBER 31,
                                                1997           1996
                                                ----           ----
Furniture and equipment                      $  515,659     $  276,154
Computer equipment                            1,032,715        725,845
Vehicles                                        235,642        147,487
Leasehold improvements                          902,823        660,932
                                             ----------     ----------
                                              2,686,839      1,810,418
  Less accumulated depreciation                (856,800)       548,112
                                             ----------     ----------
                                             $1,830,039     $1,262,306
                                             ----------     ----------
                                             ----------     ----------



NOTE D - OPERATING LEASES

The Company leases corporate office and branch office space under operating leases at several locations in California as well as Seattle, Washington and Portland, Oregon. These leases have various terms ranging from one to five and one-half (5 1/2) years. The leases generally call for future rent increases and a pass-through of certain property costs. The Company also leases a vehicle under an operating lease. As leases expire, the Company expects to renew or replace them in the ordinary course of business.

Rent expense charged to operations for the eleven months ended September 30, 1997 and the years ended October 31, 1996 and 1995 was $220,130, $256,849 and $217,731, respectively.

The following is a summary of noncancelable lease commitments to be charged to operations over the remaining terms of the leases exclusive of lease commitments to related parties which are disclosed in Note I:

One month ending October 31, 1997                                $  14,266
Year ending October 31, 1998                                       126,169
Year ending October 31, 1999                                        36,356
Year ending October 31, 2000                                        36,480
Year ending October 31, 2001                                         9,419
Thereafter                                                               -



NOTE E - LINE OF CREDIT

The Company has a line of credit which allows borrowings up to $5,700,000. The line of credit matures in March 1998. The line of credit is secured by accounts receivable, inventory and equipment. Interest is payable monthly and is calculated at the bank's prime rate plus one-quarter percent (0.25%). Availability under the line of credit is subject to set percentages of qualified accounts receivable and inventory. The line requires that the Company, among other things, maintain a ratio of debt to tangible net worth of not more than 3.5 : 1.0, current ratio of 1.0 to 1.0, depreciation and amortization coverage ratio of not less than 1.75 : 1.0 and net income. At September 30, 1997, the available and unused portion of the line of credit amounted to $1,452,807.


NOTE F - LONG-TERM DEBT

Long-term debt consists of the following:


                                                                  SEPTEMBER 30,  OCTOBER 31,
                                                                     1997           1996
                                                                     ----           ----
Notes payable to Wells Fargo Bank secured by accounts
 receivable, inventory and equipment.  Payable in monthly
 installments of $11,486, including interest at the bank's
 prime rate plus one-quarter percent (8.75% at September 30,
 1997).  Due September 1999 and March 2001.                      $   371,652    $   464,262

Note payable to Wells Fargo Bank, secured by accounts
 receivable, inventory and equipment.  Interest is payable
 monthly and is calculated at the bank's prime rate plus
 one-quarter percent (8.75% at September 30,1997).
 Principal payments of $3,857 are payable monthly.                    96,445        138,872
 Due September 1999.

Note payable to Wells Fargo Bank.  Payable in monthly
 installments of $2,548 including interest at 9.7%
 per annum, due March 2002.                                          146,001              -

Non-revolving commitment for advances up to $200,000
 which may be converted to a term loan payable to Wells
 Fargo Bank on April 1, 1998.  Secured by accounts
 receivable, inventory and equipment.  Interest is payable
 monthly and is calculated at the bank's prime rate plus
 one-quarter percent (8.75% at September 30, 1997).                   83,190         19,930

Notes payable, secured by vehicles payable in monthly
 installments of $3,873 including interest at 7.56 and
 9.25% percent per annum.  Due January 1999 through
 September 2000.                                                      97,430         29,601
                                                                 -----------    -----------
                                                                     794,718        652,665
Less current portion                                                 223,126        182,589
                                                                 -----------    -----------
                                                                 $   571,592    $   470,076
                                                                 -----------    -----------
                                                                 -----------    -----------


For the notes payable to Wells Fargo Bank, the Company is subjected to the same debt covenant requirements as described in Note E.

Maturities of long-term debt are as follows:




          One month ending October 31, 1997                           $  15,940
          Year ending October 31, 1998                                  223,743
          Year ending October 31, 1999                                  235,109
          Year ending October 31, 2000                                  184,023
          Year ending October 31, 2001                                   49,514
          Year ending October 31, 2002                                   78,070
          Thereafter                                                      8,319
                                                                      ---------
                                                                      $  794,718
                                                                      ---------
                                                                      ---------




NOTE G - INCOME TAXES

The provision for income taxes reported in the statement of income is for California tax and is comprised of the following:

                           ELEVEN MONTHS
                              ENDED               YEAR ENDED OCTOBER 31,
                         SEPTEMBER 30, 1997       1996           1995
                         ------------------       ----           ----

Current                  $           34,900  $       24,000  $     9,000
Deferred                                  -            (300)         800
                         ------------------  --------------  -----------
  Total tax provision    $           34,900  $       23,700  $     9,800
                         ------------------  --------------  -----------

Deferred taxes reflect the impact of temporary differences between the amount of assets and liabilities for financial reporting purposes and tax reporting purposes. These temporary differences are determined in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. The major temporary differences are the allowance for bad debts used for book purposes, depreciation and inventory valuation.


NOTE H - 401(K) SAVINGS PLAN

Employees of the Company may participate in a 401(k) savings plan, whereby the employees may elect to make contributions pursuant to a salary reduction agreement upon meeting age and length-of-service requirements. The Company matches 25% of the employee's contributions with a maximum contribution of 5 percent of the employee's compensation. The Company made matching contributions to the plan for the eleven months ended September 30, 1997 and the years ended October 31, 1996 and 1995 of $57,688, $55,208 and $45,281, respectively.

NOTE I - RELATED PARTY TRANSACTIONS

In October 1994, the Company entered into a ten year operating lease with the stockholders for its corporate headquarters, which the Company occupied in April 1995. In October 1996, the Company entered into a five and one-half
(5 1/2) year operating lease with the stockholders for new office space for the Company's southern California operations. The leases call for monthly rental payments of $15,000 and $17,000, respectively. Beginning in the year 2000 of the corporate headquarters lease and October 1997 for the southern California office space lease, annual rent increases are scheduled based upon the consumer price index. The Company pays for all expenses, insurance, and taxes under both lease agreements. Future minimum rental payments under these leases are:

          One month ending October 31, 1997                      $  32,000
          Year ending October 31, 1998                             384,000
          Year ending October 31, 1999                             384,000
          Year ending October 31, 2000                             384,000
          Year ending October 31, 2001                             384,000
          Year ending October 31, 2002                             265,000
          Thereafter                                               345,000



The lease expense incurred on the leases with the stockholders for the eleven months ended September 30, 1997 and the years ended October 31, 1996 and 1995 was $352,000, $212,500 and $212,656, respectively.


NOTE J - COMMITMENTS AND CONTINGENCIES

In the normal course of business the Company is subjected to certain claims and other legal actions. On the basis of information currently available management does not believe the ultimate resolution of these matters will have a material effect on the financial statements.

                         MIAMI COMPUTER SUPPLY CORPORATION

                         UNAUDITED PRO FORMA BALANCE SHEET
                                   (In thousands)




                                              MIAMI           MW
                                          SEPTEMBER 30,  SEPTEMBER 30,    PRO FORMA
                                               1997          1997       ADJUSTMENTS(1)     PRO FORMA
                                          -------------  -------------  -------------      ---------
Cash and cash equivalents                 $         167  $           -  $           -      $     167
Accounts receivable                              14,679          7,036              -         21,715
Inventory                                         8,210          5,871              -         14,081
Other current assets                                182            131              -            313
                                          -------------  -------------  -------------      ---------
     Total current assets                        23,238         13,038              -         36,276
Property, plant and equipment                     1,495          1,830              -          3,325
Other assets                                      6,500            300         20,486 c)      27,286
                                          -------------  -------------  -------------      ---------
     Total assets                         $      31,233  $      15,168  $      20,486      $  66,887
                                          -------------  -------------  -------------      ---------
                                          -------------  -------------  -------------      ---------

Accounts payable                          $       8,373  $       4,820  $           -      $  13,193
Bank line of credit                               3,553          4,247              -          7,800
Other current liabilities                         1,442          1,671              -          3,113
                                          -------------  -------------  -------------      ---------
     Total current liabilities                   13,368         10,738              -         24,106

Long-term liabilities                               171            572         12,000 b)      12,743
Shareholders' equity                             17,694          3,858          8,486 a)      30,038
                                          -------------  -------------  -------------      ---------
     Total liabilities and shareholders'
       equity                             $      31,233  $      15,168  $      20,486      $  66,887
                                          -------------  -------------  -------------      ---------
                                          -------------  -------------  -------------      ---------



               See notes to unaudited pro forma financial information.

                         MIAMI COMPUTER SUPPLY CORPORATION

                    UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                            YEAR ENDED DECEMBER 31, 1996
                   (In thousands except share and per share data)




                                                                           PRO FORMA
                                                MIAMI           MW        ADJUSTMENTS     PRO FORMA
                                            -----------    -----------    -----------    -----------


Net sales                                   $    63,428    $    40,919    $         -    $   104,347
                                            -----------    -----------    -----------    -----------
Cost of sales                                    52,061         28,417              -         80,478
Selling, general and adminstrative expenses       9,171         10,771            512 2)      20,454
                                            -----------    -----------    -----------    -----------
     Total operating expenses                    61,232         39,188            512        100,932
                                            -----------    -----------    -----------    -----------
Operating income (loss)                           2,196          1,731           (512)         3,415

Interest expense                                    312            291            960 3)       1,563

Other (income) expense                               11           (158)             -           (147)
                                            -----------    -----------    -----------    -----------
Income (loss) before income taxes                 1,873          1,598         (1,472)         1,999

Provision for income taxes                          756             36            219 4)       1,011
                                            -----------    -----------    -----------    -----------
Net income (loss)                           $     1,117    $     1,562    $    (1,691)   $       988
                                            -----------    -----------    -----------    -----------
                                            -----------    -----------    -----------    -----------

Earnings per share                          $       .44                                  $       .29
                                            -----------                                  -----------
                                            -----------                                  -----------
Average shares outstanding                    2,532,399                       881,703 5)   3,414,102
                                            -----------                   -----------    -----------
                                            -----------                   -----------    -----------


               See notes to unaudited pro forma financial information.

                         MIAMI COMPUTER SUPPLY CORPORATION

                    UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                        NINE MONTHS ENDED SEPTEMBER 30, 1997
                   (in thousands except share and per share data)




                                                                           PRO FORMA
                                                MIAMI           MW        ADJUSTMENTS     PRO FORMA
                                            -----------    -----------    -----------    -----------
Net sales                                   $    71,351    $    38,372    $         -    $   109,723
                                            -----------    -----------    -----------    -----------
Cost of sales                                    58,616         26,735              -         85,351
Selling, general and adminstrative expenses      10,122         10,224            384 2)      20,730
                                            -----------    -----------    -----------    -----------
     Total operating expenses                    68,738         36,959            384        106,081
                                            -----------    -----------    -----------    -----------
Operating income                                  2,613          1,413           (384)         3,642

Interest expense                                     76            280            720 3)       1,076

Other (income) expense                              (30)          (146)             -           (176)
                                            -----------    -----------    -----------    -----------
Income before income taxes                        2,567          1,279         (1,104)         2,742

Provision for income taxes                        1,050             27            197 4)       1,274
                                            -----------    -----------    -----------    -----------

Net income                                  $     1,517    $     1,252    $    (1,301)   $     1,468
                                            -----------    -----------    -----------    -----------
                                            -----------    -----------    -----------    -----------
Earnings per share                          $       .41                                  $       .34
                                            -----------                                  -----------
                                            -----------                                  -----------
Average shares outstanding                    3,693,573                       661,277 5)   4,354,850
                                            -----------                   -----------    -----------
                                            -----------                   -----------    -----------




               See notes to unaudited pro forma financial information.

                         MIAMI COMPUTER SUPPLY CORPORATION

                    UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                       NINE MONTHS ENDED SEPTEMBER 30, 1996
                (In thousands except per share and per share data)





                                                                           PRO FORMA
                                                MIAMI           MW        ADJUSTMENTS     PRO FORMA
                                            -----------    -----------    -----------    -----------

Net sales                                   $    44,070    $    29,562    $         -    $    73,632
                                            -----------    -----------    -----------    -----------
Cost of sales                                    35,943         20,070              -         56,013
Selling, general and adminstrative expenses       6,341          8,258            384 2)      14,983
                                            -----------    -----------    -----------    -----------
     Total operating expenses                    42,284         28,328            384         70,996
                                            -----------    -----------    -----------    -----------
Operating income (loss)                           1,786          1,234           (384)         2,636

Interest expense                                    244            215            720 3)       1,179

Other (income) expense                              (18)          (101)             -           (119)
                                            -----------    -----------    -----------    -----------
Income (loss) before income taxes                 1,560          1,120         (1,104)         1,576

Provision for income taxes                          647             19            141 4)         807
                                            -----------    -----------    -----------    -----------
Net income (loss)                           $       913    $     1,101    $    (1,245)   $       769
                                            -----------    -----------    -----------    -----------
                                            -----------    -----------    -----------    -----------
Earnings per share                          $       .38                                  $       .25
                                            -----------                                  -----------
                                            -----------                                  -----------
Average shares outstanding                    2,388,000                       661,277 5)   3,049,277
                                            -----------                   -----------    -----------
                                            -----------                   -----------    -----------


               See notes to unaudited pro forma financial information.

                         MIAMI COMPUTER SUPPLY CORPORATION

                 NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                                   (In thousands)


1)   The unaudited pro forma balance sheet has been adjusted to reflect:

          a) The issuance of $12,344 of the Company's common stock, reduced by the elimination of MW's stockholders' equity of $3,858;

          b) The Company's use of $12,000 under its lending arrangements to fund the cash portion of the purchase of MW stock; and

          c) The allocation of the purchase price to the estimated fair value of assets acquired and liabilities assumed with the remainder being allocated to goodwill.

2) To reflect amortization of goodwill over an estimated useful life of 40 years.

3) To reflect increased interest expense based on the Company's use of its bank line of credit to fund the cash portion of the purchase price at 8% per annum.

4) To record an estimated income tax provision as if MW were a C Corporation and to reflect the tax benefit of increased interest expense, all at an estimated effective rate of 40%.

5) To reflect the impact of the additional shares issued pursuant to the transaction and the resultant impact on average shares outstanding.

                                     SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              Miami Computer Supply Corporation
                              ---------------------------------


Date:     February 2, 1998
          ----------------    -------------------------------
                              Michael E. Peppel
                              President and Chief Executive Officer